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                                                                    EXHIBIT 4.18

                                October 14, 1999




Vision Twenty-One, Inc.
7360 Bryan Dairy Road, Suite 200
Largo, FL  33777
Attention:    Richard T. Welch

Gentlemen:

         We refer to the Amended and Restated Credit Agreement dated as of July 1, 1998, as amended, between you and us (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meaning herein as such terms are defined in the Credit Agreement.

         The Borrower has advised the Banks that it is currently negotiating with two or more private equity groups for the injection of $35,000,000 in cash in exchange for convertible preferred stock. In order to afford the Borrower time to negotiate with the potential investors, the Borrower has requested that the Banks temporarily waive effective September 30, 1999, the Borrower's non-compliance with the following covenants contained in the Credit Agreement:
(i) Section 1.8(b) which required payment of the September 30, 1999, principal installment of $388,040.80 due with respect to the Term A Loans, (ii) Section
1.4 which required timely payment of interest when due in the amount of $409,411.96 which payment was received on October 6 and 7, 1999, which was after the applicable grace period, (iii) Section 8.5(a) which required the furnishing of the July 1999 monthly financial statements to the Banks, (iv)
Section 4.2 which required putting in place blocked account arrangements (which such agreements were required to be entered into no later than September 30, 1999, with respect to the 15 largest accounts), (v) Section 8.5(h) which required providing the Banks with written notice of default, (vi) Section 8.5(a) which will require timely delivery of the August 1999 financial statements to the Banks, and (vii) Section 8.34 which will require repayment of the Loans by $2,000,000 out of the proceeds of repayment of advances made by the Borrower to the practice groups.

         In order to accommodate the Borrowers request, the Banks hereby agree to temporarily waive the Borrower's non-compliance with the above-referenced covenants through the period ending November 5, 1999. This waiver is conditioned upon the following: (a) on or before October 29, 1999, the Borrower shall have received written commitments to inject not less than $31,600,000 of new cash equity into the Borrower's business (which commitments shall not have any conditions which the Agent in its reasonable credit judgment deems unacceptable), and (b) the Borrower and the Banks hereby agree that it shall constitute an Event of Default under the


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Vision Twenty-One, Inc.
October 14, 1999
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Credit Agreement if the Borrower fails to receive at least $31,600,000 of new cash equity proceeds on or before November 5, 1999, or, notwithstanding receipt of such equity proceeds, the Borrower and the Banks fail to restructure the credit facility provided for in the Credit Agreement on mutually agreeable terms on or before the date of the Borrower's receipt of such equity proceeds. The Banks expect and require that the Borrower comply with the covenants referred to in clauses (i)-(vii) above on or before November 5, 1999, to the extent they have not been terminated or modified in a restructured credit facility. If acceptable written commitments as described above to provide such equity are not provided on or before October 29, 1999, or if the Borrower fails to pay the $80,000 fee due the Banks on November 5, 1999, or if Borrower is not in compliance with covenants listed in clauses (i)-(vii) above as of November 5, 1999, or an Event of Default arises under the terms of clause (b) set forth above, the waiver set forth herein shall no longer be in effect and the Banks shall be entitled to enforce the covenants referenced above as Events of Default pursuant to Section 9 of the Credit Agreement and any and all of the Banks' rights and remedies under the Loan Documents as a result thereof.

         Except as specifically waived or modified hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. This waiver does not extend to or cover any other Events of Default which may now or hereafter exist under the Credit Agreement, this waiver being expressly limited to the covenants referred to in clauses
(i)-(vii) above. This waiver shall become effective upon the execution and delivery hereof by each of the Banks and the Borrower as set forth below. This waiver may be executed in counterparts and by different parties on separate counterpart signature pages, each of which shall be an original and all of which taken together shall constitute one and the same instrument. This waiver shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                          [SIGNATURE PAGES TO FOLLOW]


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Vision Twenty-One, Inc.
October 14, 1999
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         This waiver letter is entered into by and among the parties hereto as of the date first above written.

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
BANK OF MONTREAL, in its individual                          BANK ONE TEXAS, N.A.
capacity as a Bank and as Agent


By /s/                                                      By  /s/
   -------------------------------------------                  -------------------------------------------

   Name                                                         Name
        --------------------------------------                       --------------------------------------

   Title                                                        Title
         -------------------------------------                        -------------------------------------


PACIFICA PARTNERS I, L.P.                                    PILGRIM PRIME RATE TRUST

By: Imperial Credit Asset Management, as                     By: Pilgrim Investments, Inc., as its
    its Investment Manager                                       Investment Manager


By /s/                                                       By /s/
   -------------------------------------------                  -------------------------------------------

   Name                                                         Name
        --------------------------------------                       --------------------------------------

   Title                                                        Title
         -------------------------------------                        -------------------------------------


PILGRIM AMERICA HIGH INCOME                                  MERRILL LYNCH BUSINESS FINANCIAL
INVESTMENTS LTD.                                             SERVICES, INC.

By:   Pilgrim Investments, Inc., as its
      Investment Manager


By /s/                                                       By /s/
   -------------------------------------------                  -------------------------------------------

   Name                                                         Name
        --------------------------------------                       --------------------------------------

   Title                                                        Title
         -------------------------------------                        -------------------------------------
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        Acknowledged and agreed to as of the date first above written

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

                                                             VISION TWENTY-ONE, INC.


                                                             By /s/ Richard Welch
                                                                -------------------------------------------

                                                                Name  Richard Welch
                                                                     --------------------------------------

                                                                Title Chief Financial Officer
                                                                     --------------------------------------
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